Pain Therapeutics, Inc.

For More Information Contact:

Ruth Araya

Pain Therapeutics, Inc.

IR@paintrials.com

(512) 501-2485

Pain Therapeutics Announces Closing of $11.3 Million Registered Direct Offering

AUSTIN, Texas – August 17, 2018 – Pain Therapeutics, Inc. (Nasdaq: PTIE), a biopharmaceutical company, today announced the closing of its previously announced registered direct offering of 8,860,778 shares of its common stock, which was priced at-the-market at a purchase price of $1.15 per share, for gross proceeds of approximately $10.19 million.

Additionally, Pain Therapeutics issued unregistered warrants to purchase up to 8,860,778 shares of its common stock, at a purchase price of $0.125 per warrant, for gross proceeds of approximately $1.11 million.  The warrants have an exercise price of $1.25 per share of common stock, are exercisable immediately and will expire two and one-half years from the issuance date.

The net proceeds of the offering are estimated to be approximately $10.3 million, after deducting placement agent fees and other estimated offering expenses.  Pain Therapeutics intends to use the net proceeds from this offering for drug development and general corporate purposes and for other working capital and general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by Pain Therapeutics pursuant to a "shelf" registration statement on Form S-3 that was originally filed on April 14, 2017 and declared effective by the Securities and Exchange Commission ("SEC") on July 31, 2017 and the base prospectus contained therein (File No. 333-217319). The offering of the shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

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Pain Therapeutics, Inc.

August 17, 2018

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock was filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained on the SEC's website at  www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops novel drugs.  The FDA has not yet established the safety or efficacy of any of our drug candidates.  For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act").  Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act.  Examples of such statements include, but are not limited to, statements regarding the use of proceeds.  Such statements are based on management's current expectations, but actual results may differ materially due to various factors.  Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to our financial and operational ability to carry out drug development activities.  For further information regarding these and other risks related to our business, investors should consult our filings with the U.S. Securities and Exchange Commission.

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